Exhibit 99.2
Pinterest Announces Fourth Quarter and Full Year 2020 Results
SAN FRANCISCO, Calif. - February 4, 2021 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter and year ended December 31, 2020.
•Q4 revenue grew 76% year over year to $706 million. 2020 revenue grew 48% year over year to $1,693 million.
•Global Monthly Active Users (MAUs) grew 37% year over year to 459 million.
•GAAP net income (loss) was $208 million and $(128) million for Q4 and 2020, respectively. Adjusted EBITDA was $299 million and $305 million for Q4 and 2020, respectively.
“We welcomed over 100 million additional monthly active users to Pinterest in 2020, more than any other year in our history, and now we reach more than 450 million monthly active users around the world. I’m proud of our company and the inspiration we’ve been able to bring to so many lives during a trying year,” said Ben Silbermann, CEO and co-founder, Pinterest. “As we look to the future, our focus will continue to be delivering more inspiring and shoppable content and helping advertisers realize the value and positivity of our platform.”
“Q4 capped a remarkable year of growth for Pinterest. Continued product innovation, execution and an earlier and longer holiday season helped us deliver 76% year-over-year revenue growth,” said Todd Morgenfeld, CFO and Head of Business Operations, Pinterest. “As we start 2021, we'll be building on this momentum by continuing to invest in the success of our advertisers as well as a first-class Pinner experience around the globe.”
Q4 and Full Year 2020 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2020	2019		2020	2019
Revenue	$705,617	$399,898	76%	$1,692,658	$1,142,761	48%

Net income (loss)	$207,841	$(35,718)	682%	$(128,323)	$(1,361,371)	91%

Non-GAAP net income (loss)*	$294,312	$76,866	283%	$283,210	$17,905	1,482%

Adjusted EBITDA*	$299,182	$77,308	287%	$305,004	$16,706	1,726%
Adjusted EBITDA margin*	42%	19%		18%	1%

*For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q4 and Full Year 2020 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2020	2019		2020	2019
Revenue - Global	$706	$400	76%	$1,693	$1,143	48%
Revenue - United States	$582	$350	67%	$1,425	$1,026	39%
Revenue - International	$123	$50	145%	$268	$117	129%

MAUs - Global	459	335	37%	459	335	37%
MAUs - United States	98	88	11%	98	88	11%
MAUs - International	361	247	46%	361	247	46%

ARPU - Global	$1.57	$1.22	29%	$4.26	$3.81	12%
ARPU - United States	$5.94	$4.00	49%	$15.34	$12.07	27%
ARPU - International	$0.35	$0.21	67%	$0.88	$0.54	62%

Guidance
We continue to navigate uncertainty given the ongoing COVID-19 pandemic and other factors. Our current expectation is that Q1 revenue will grow in the low-70% range year over year.
We intend to provide further detail on our outlook during the conference call.
Our strategic priorities for 2021 include content, the Pinner experience, advertiser success and shopping. We plan to invest in these in the coming year. We expect R&D efforts to continue to focus on Pinner product, ad product and measurement investments. We intend to grow our headcount further, in particular to support our international expansion efforts. We also intend to scale our comprehension and brand marketing efforts in 2021. We think these investments will support long-term growth and continue to build the foundations for a scaled business over time.

Webcast and conference call information
A live audio webcast of our fourth quarter and full year 2020 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the scope and impact of the recent outbreak of COVID-19 on our planned investments, operations, expenses, revenue, cash flow, liquidity and users; our ability to attract and retain Pinners and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; our ability to protect our intellectual property; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with the hosting services we use and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the year ended December 31, 2020, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our Annual Report on Form 10-K and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the earnings materials is as of February 4, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income (loss) from operations, non-GAAP net income and non-GAAP net income per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net, provision for income taxes and, for the third quarter of 2020, a one-time payment for the termination of a future lease contract. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense and, for the third quarter of 2020, a one-time payment for the termination of a future lease contract. Non-GAAP income (loss) from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income and non-GAAP net income per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP financial measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income and non-GAAP net income per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average between the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Investor relations:
Doug Clark
ir@pinterest.com
Media:
Mike Mayzel
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$669,230	$649,666
Marketable securities	1,091,076	1,063,679
Accounts receivable, net of allowances of $8,811 and $2,851 as of December 31, 2020 and 2019, respectively	563,733	316,367
Prepaid expenses and other current assets	33,502	37,522
Total current assets	2,357,541	2,067,234
Property and equipment, net	69,375	91,992
Operating lease right-of-use assets	155,916	188,251
Goodwill and intangible assets, net	13,562	14,576
Restricted cash	9,110	25,339
Other assets	3,955	5,925
Total assets	$2,609,459	$2,393,317
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,491	$34,334
Accrued expenses and other current liabilities	155,340	141,823
Total current liabilities	204,831	176,157
Operating lease liabilities	139,321	173,392
Other liabilities	22,936	20,063
Total liabilities	367,088	369,612

Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 530,140 and 360,850 shares issued and outstanding as of December 31, 2020 and 2019, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 96,232 and 209,054 shares issued and outstanding as of December 31, 2020 and 2019, respectively	6	6
Additional paid-in capital	4,574,934	4,229,778
Accumulated other comprehensive income	2,480	647
Accumulated deficit	(2,335,049)	(2,206,726)
Total stockholders’ equity	2,242,371	2,023,705
Total liabilities and stockholders’ equity	$2,609,459	$2,393,317

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$705,617	$399,898	$1,692,658	$1,142,761
Costs and expenses:
Cost of revenue	129,023	96,274	449,358	358,903
Research and development	163,710	165,033	606,194	1,207,059
Sales and marketing	120,766	127,537	442,807	611,590
General and administrative	86,969	54,241	336,803	354,075
Total costs and expenses	500,468	443,085	1,835,162	2,531,627
Income (loss) from operations	205,149	(43,187)	(142,504)	(1,388,866)
Interest income	1,854	8,141	16,119	30,164
Interest expense and other income (expense), net	1,509	(133)	(635)	(2,137)
Income (loss) before provision for income taxes	208,512	(35,179)	(127,020)	(1,360,839)
Provision for income taxes	671	539	1,303	532
Net income (loss)	$207,841	$(35,718)	$(128,323)	$(1,361,371)
Net income (loss) per share attributable to common stockholders:
Basic	$0.34	$(0.06)	$(0.22)	$(3.24)
Diluted	$0.30	$(0.06)	$(0.22)	$(3.24)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	618,214	562,396	596,264	420,473
Diluted	689,194	562,396	596,264	420,473

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(128,323)	$(1,361,371)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,988	27,791
Share-based compensation	321,020	1,377,781
Other	11,080	(3,990)
Changes in assets and liabilities:
Accounts receivable	(253,173)	(94,224)
Prepaid expenses and other assets	4,128	7,161
Operating lease right-of-use assets	41,898	32,378
Accounts payable	15,721	11,636
Accrued expenses and other liabilities	23,647	31,890
Operating lease liabilities	(44,160)	(28,395)
Net cash provided by operating activities	28,826	657
Investing activities
Purchases of property and equipment and intangible assets	(17,401)	(33,783)
Purchases of marketable securities	(1,216,260)	(1,075,875)
Sales of marketable securities	265,422	162,198
Maturities of marketable securities	920,300	360,959
Other investing activities	316	—
Net cash used in investing activities	(47,623)	(586,501)
Financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	1,573,200
Proceeds from exercise of stock options, net	78,282	41,344
Shares repurchased for tax withholdings on release of restricted stock units	(56,894)	(475,015)
Payment of deferred offering costs and other financing activities	(1,750)	(11,331)
Net cash provided by financing activities	19,638	1,128,198
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	327	99
Net increase in cash, cash equivalents, and restricted cash	1,168	542,453
Cash, cash equivalents, and restricted cash, beginning of period	677,743	135,290
Cash, cash equivalents, and restricted cash, end of period	$678,911	$677,743
Supplemental cash flow information
Accrued property and equipment	$820	$4,772
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$15,089	$76,387

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$669,230	$649,666
Restricted cash included in prepaid expenses and other current assets	571	2,738
Restricted cash	9,110	25,339
Total cash, cash equivalents, and restricted cash	$678,911	$677,743

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Share-based compensation by function:
Cost of revenue	$1,816	$2,018	$7,865	$31,758
Research and development	62,097	73,030	218,718	867,191
Sales and marketing	11,842	15,915	35,645	239,315
General and administrative	10,464	21,237	58,792	239,517
Total share-based compensation	$86,219	$112,200	$321,020	$1,377,781

Amortization of acquired intangible assets by function:
Cost of revenue	$94	$94	$377	$329
General and administrative	158	290	636	1,166
Total amortization of acquired intangible assets	$252	$384	$1,013	$1,495

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$500,468	$443,085	$1,835,162	$2,531,627
Share-based compensation	(86,219)	(112,200)	(321,020)	(1,377,781)
Amortization of acquired intangible assets	(252)	(384)	(1,013)	(1,495)
Termination of future lease contract	—	—	(89,500)	—
Total non-GAAP costs and expenses	$413,997	$330,501	$1,423,629	$1,152,351

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$207,841	$(35,718)	$(128,323)	$(1,361,371)
Depreciation and amortization	7,814	8,295	36,988	27,791
Share-based compensation	86,219	112,200	321,020	1,377,781
Interest income	(1,854)	(8,141)	(16,119)	(30,164)
Interest expense and other (income) expense, net	(1,509)	133	635	2,137
Provision for income taxes	671	539	1,303	532
Termination of future lease contract	—	—	89,500	—
Adjusted EBITDA	$299,182	$77,308	$305,004	$16,706

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$207,841	$(35,718)	$(128,323)	$(1,361,371)
Share-based compensation	86,219	112,200	321,020	1,377,781
Amortization of acquired intangible assets	252	384	1,013	1,495
Termination of future lease contract	—	—	89,500	—
Non-GAAP net income	$294,312	$76,866	$283,210	$17,905

Non-GAAP net income	$294,312	$76,866	$283,210	$17,905
Less: non-GAAP net income allocated to participating securities(1)	—	—	—	(17,905)
Non-GAAP net income attributable to common stockholders	$294,312	$76,866	$283,210	$—

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	618,214	562,396	596,264	420,473
Diluted	689,194	562,396	596,264	420,473

Net income (loss) per share attributable to common stockholders:
Basic	$0.34	$(0.06)	$(0.22)	$(3.24)
Diluted	$0.30	$(0.06)	$(0.22)	$(3.24)

Basic weighted-average shares used in computing net income (loss) per share attributable to common stockholders	618,214	562,396	596,264	420,473
Weighted-average dilutive securities(2)	70,980	77,165	72,701	—
Diluted weighted-average shares used in computing non-GAAP net income per share	689,194	639,561	668,965	420,473
Non-GAAP net income per share	$0.43	$0.12	$0.42	$—

(1)Represents assumed noncumulative dividends on undistributed earnings that, if declared, would have been distributed to holders of our redeemable convertible preferred stock.
(2)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.